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                                                                     EXHIBIT 5.1
                                 PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3018
                                  410-539-2530                       WASHINGTON
                                FAX: 410-539-0489                     NEW YORK
                                                                    PHILADELPHIA
                                                                       RESTON
                                                                       EASTON


                                October 12, 1999




AMERICAN REAL ESTATE INVESTMENT CORPORATION
620 West Germantown Pike, Ste. 200
Plymouth Meeting, Pennsylvania  19462

                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as special Maryland counsel to American Real Estate Investment Corporation, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-3 of the Company, dated July 10, 1998 and filed with the Securities and Exchange Commission (the "Commission") on July 13, 1998 (Registration No. 333-58971) (the "Registration Statement"), including the final prospectus dated July 10, 1998 included therein (the "Prospectus"), for offering by the Company from time to time of up to $500,000,000 aggregate initial offering price of: (i) shares of Common Stock, par value $.001 per share (the "Common Stock"); and (ii) shares or fractional shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), including the Preferred Stock that is convertible into the Common Stock or other capital stock of the Company, which Preferred Stock may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts. The Common Stock, the Preferred Stock, and the Depositary Shares, are collectively referred to as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"). This opinion supplements our opinion of July 10, 1998 filed as Exhibit 5.2 to the Registration Statement and is being provided at your request in connection with the issuance from the shelf of 68,966 shares (the "Shares") of Common Stock pursuant to Subscription Documents for Common Stock (the "Subscription Agreement") between the Company and Mr. Francesco Galesi.



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AMERICAN REAL ESTATE INVESTMENT CORPORATION
October 12, 1999
Page 2

         In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Charter and Bylaws of the Company, the Subscription Agreement, the Prospectus Supplement relating to the Shares, the proceedings of the Board of Directors of the Company or a committee thereof relating to the organization of the Company and to the authorization and issuance of the Shares, a Certificate of the Secretary of the Company (the "Certificate"), and such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts materials to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

         Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

                  (1) The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Maryland.

                  (2) The Shares have been duly authorized and, upon issuance thereof pursuant to the Subscription Agreement, will be validly issued, fully paid, and non-assessable.

         In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We assume that the issuance of the shares of Common Stock will not cause any person to violate any of the Ownership Limit provisions of the Company's


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AMERICAN REAL ESTATE INVESTMENT CORPORATION
October 12, 1999
Page 3


Charter. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,


                                                     /s/  Piper & Marbury L.L.P.